Contacts:

Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com

HYPERCOM ANNOUNCES THIRD QUARTER PRELIMINARY RESULTS AND FORWARD REVENUE EXPECTATIONS

PHOENIX, October 18, 2006-Hypercom Corporation (NYSE: HYC), the high security electronic transaction solutions provider, today announced that based on preliminary unaudited financial results, revenue for the three months ended September 30, 2006 is expected to be between $56.0 and $58.0 million. This range of revenue is lower than earlier expectations.

This shortfall is primarily due to a decrease in multi-lane revenue. The Company is in the process of transitioning its multi-lane product sales from a direct sales model to an indirect model, and focused the majority of its attention during the third quarter certifying, training, transitioning sales accounts, and providing collateral selling support to its indirect selling partners. The Company has begun to receive sales orders from its indirect selling partners and anticipates gradual recovery of multi-lane revenues over the next several quarters.

Two other areas affected revenue performance. There was a revenue shortfall in our EMEA region. In addition, two significant POS terminal contracts in Brazil that were expected to be signed during the third quarter were signed in the fourth quarter 2006.

Third quarter gross margin dollars and percentage were adversely impacted by the reduced revenue. Gross margin was further impacted by a $0.4 million charge related to a final settlement with a European customer and a $0.7 million charge related to the recording of a payroll tax liability in China. The payroll tax liability is primarily associated with former employees and is not expected to have any significant impact on future financial results. Including the effect of these charges, third quarter gross margin is expected to be between 32% and 34%.

Operating expenses are expected to be lower than previously anticipated due to reduced general and administrative costs from management’s continuous cost reduction initiatives, as well as lower revenue-related variable expenses. In addition, operating expenses include the benefit of a $2.9 million gain on the sale of real property in Hong Kong.

The Company expects to report net income at or close to breakeven for the third quarter 2006.

“While revenue for the third quarter was a significant disappointment, we are confident that our efforts toward accelerated product development and our investment in broader distribution channels will drive revenue growth in the quarters ahead,” said William Keiper, Hypercom’s President and Chief Executive Officer. “We are seeing the beginning of this momentum in the recent establishment of various new customer and distribution relationships, as well as the expansion of existing customer relationships. Some examples of these relationships include Symbol Technologies, Wincor Nixdorf, StoreNext, Nova, Redecard (Brazil), Hipercard (Brazil), PrivatBank (Ukraine and Russia), Fifth Third Bank Processing, United Bank Card, Total Merchant Services, Retriever Payment Systems and Element Payment Services.”

Nine Month Results

The Company currently expects revenues for the nine months ended September 30, 2006 to be between $183.0 and $185.0 million and the consolidated gross margin percentage for the period to be between 37% and 38%. Nine month operating expenses, including stock based compensation expense and a gain on the sale of real property in Hong Kong, are expected to be between $62.0 and $63.0 million. Stock based compensation expense year to date through the third quarter is expected to be approximately $4.7 million. Operating profit for the nine month period is expected to be between $7.0 and $8.0 million. The effective tax rate through the nine months ended September 30 is expected to be approximately 20%. Nine month net income before discontinued operations is expected to be between $7.0 and $8.0 million, or $0.13 to $0.15 per diluted share. Year to date income from discontinued operations adds approximately $2.2 million or $0.04 per diluted share, to total net income.

Looking Forward

The Company expects fourth quarter 2006 revenue to be in the low-to-mid $60 million range. The Company is projecting twelve month 2007 revenue to grow between 9% and 12% over full year 2006 revenues.

Third Quarter Preliminary Results Conference Call

Hypercom’s conference call regarding this press release will be held on Thursday October 19, 2006 at 8:30 a.m. ET. The dial-in number is 888-550-9982 for North American callers and +1-210-839-8578 for international callers. For access to this call, participants will be required to use the passcode, “Hypercom.”

A replay of the conference call will be available approximately one hour after the conclusion of the live call and will remain available until Wednesday, November 1, 2006. The replay number for North America is 888-566-0632. The number for international callers is +1-203-369-3078. No access code is required.

The conference call will be simultaneously web-cast at Hypercom’s website, www.hypercom.com and will also be available for replay approximately one hour after the call has concluded in the investor relations section under ‘audio archive.’ It will remain on the site until the next earnings release.

Third Quarter Earnings Call

Hypercom has scheduled its conference call to discuss third quarter 2006 financial results for Thursday, November 2, 2006. The call will be held at 8:30 a.m. ET and will be available either through telephone dial-in or audio web cast.

The dial-in number is 888-550-9982 for North American callers and +1-210-839-8578 for international callers. For access to this call, participants will be required to identify the call host, Scott Tsujita, and the access code, “Results.”

A replay of the conference call will be available approximately one hour after the conclusion of the live call and will remain available until Thursday, November 30, 2006. The replay number for North America is 866-395-7239. The number for international callers is +1-203-369-0487. No access code is required.

The conference call will be simultaneously audio web cast at Hypercom’s website, www.hypercom.com and will also be available for replay approximately one hour after the call has concluded, in the investor relations section under ‘audio archive.’ It will remain on the site until the next earnings release.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “estimate,” “will,” and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, gains or losses from discontinued operations, the timing, performance and market acceptance of new products, and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; the impact of current litigation matters on our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended September 30, 2006 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Hypercom does not endorse any projections regarding future performance that may be made by third parties.

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